UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 1, 2013, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the first three months of its fiscal year ending October 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2013 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated March 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	March 1, 2013	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated March 1, 2013

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2013 RESULTS

VALLEY CITY, Ohio, March 1, 2013 -- Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for the first quarter of its fiscal year ending Oct. 31, 2013.

First Quarter Highlights:

•	Sales revenue for the quarter ended Jan. 31, 2013 increased to $145.4 million, a 9.8 percent increase from the first quarter a year earlier.

•	Gross profit for the quarter improved 21.7 percent to $11.8 million, or 8.1 percent of sales revenue compared to the prior year quarter.

•	Operating income for the quarter improved 34.2 percent to $4.1 million, compared to the prior year quarter.

•	Net income per share diluted improved 66.7 percent to $0.15 for the quarter, compared to net income of $0.09 per share diluted in the prior year quarter.

•	The company declared and paid a special dividend of $0.25 per share during the quarter.
First Quarter 2013 Results:

The company reported revenue of $145.4 million for the first quarter ended Jan. 31, 2013, an increase of 9.8 percent over the $132.4 million in the same quarter of the previous year. Sales reflect an increase in the North American car and light truck industry production volume of 6.8 percent compared to the first quarter of the prior year and new business wins.

Gross profit for the first quarter increased 21.7 percent to $11.8 million, or 8.1 percent of sales, compared to $9.7 million or 7.3 percent of sales for the first quarter of 2012. Improved productivity, increased sales volume and reductions in fixed manufacturing expenses contributed to the increase.

For the first quarter, operating income improved 34.2 percent to $4.1 million, compared to $3.1 million in the first quarter of the previous year.

The company reported net income for the first quarter of fiscal year 2013 of $2.6 million or $0.15 per share diluted, compared to the first quarter of 2012 net income of $1.6 million or $0.09 per share diluted.
-more-

Page 2/Shiloh 1Q

"Shiloh's improved profitability is being driven by increased revenue as a result of higher volume in the North American vehicle production levels, new sales activities, and our continued focus on operating efficiency improvements and effective cost management,” said Ramzi Hermiz, President and CEO. “As we move forward through fiscal 2013, we remain optimistic about industry trends and vehicle demand in North America. We will continue to evaluate opportunities for growth, and will remain true to our key tenants of leading with technology and innovation, achieving sustainable global profitable growth and acting with a sense of purpose and speed."

Headquartered in Valley City, Ohio, Shiloh Industries is a leading supplier, providing light weighting and noise, vibration and harshness (NVH) solutions to automotive, commercial vehicle and other industrial markets. Shiloh delivers these solutions through design, engineering and manufacturing of first operation blanks, engineered welded blanks, complex stampings, modular assemblies and highly engineered aluminum die casting and machined components serving the body-in-white, emission, powertrain, structural and seating needs of OEM and Tier 1 customers. The company has 16 wholly owned subsidiaries at locations in Alabama, Ohio, Georgia, Michigan, Tennessee, Kentucky, Wisconsin and Mexico, and has approximately 1,770 employees.

A conference call to discuss first quarter of fiscal 2013 results will be held on Friday, March 1, 2013, at 10:00 a.m. EST. To listen to the conference call, dial (888) 389-5988 approximately five minutes prior to the start time and request the Shiloh Industries first quarter conference call.

###

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; the Company's ability to successfully integrate acquired business; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 31, 2013	October 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$140	$174
Accounts receivable, net of allowance for doubtful accounts of $421 and $482 at January 31, 2013 and October 31, 2012, respectively	78,160	77,556
Related-party accounts receivable	2,202	536
Income tax receivable	392	1,201
Inventories, net	47,592	44,687
Deferred income taxes	2,205	2,153
Prepaid expenses	3,773	1,532
Total current assets	134,464	127,839
Property, plant and equipment, net	153,503	117,101
Goodwill	7,220	—
Intangible assets, net	11,412	—
Deferred income taxes	4,539	3,294
Other assets	1,100	868
Total assets	$312,238	$249,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$224	$447
Accounts payable	55,085	63,633
Other accrued expenses	20,813	21,395
Total current liabilities	76,122	85,475
Long-term debt	95,700	21,150
Long-term benefit liabilities	31,927	32,819
Other liabilities	2,330	2,255
Total liabilities	206,079	141,699
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2013 and October 31, 2012, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 16,997,179 and 16,983,012 shares issued and outstanding at January 31, 2013 and October 31, 2012, respectively	169	169
Paid-in capital	65,539	65,120
Retained earnings	71,762	73,425
Accumulated other comprehensive loss: Pension related liability, net	(31,311)	(31,311)
Total stockholders’ equity	106,159	107,403
Total liabilities and stockholders’ equity	$312,238	$249,102

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2013	2012
Revenues	$145,383	$132,371
Cost of sales	133,622	122,709
Gross profit	11,761	9,662
Selling, general and administrative expenses	7,637	6,648
Asset recovery	(7)	(65)
Operating income	4,131	3,079
Interest expense	430	285
Interest income	6	—
Other income (expense), net	(23)	47
Income before income taxes	3,684	2,841
Provision for income taxes	1,101	1,262
Net income	$2,583	$1,579
Earnings per share:
Basic earnings per share	$0.15	$0.09
Basic weighted average number of common shares	16,988	16,765
Diluted earnings per share	$0.15	$0.09
Diluted weighted average number of common shares	17,040	16,856

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended January 31,
	2013	2012
Net income	$2,583	$1,579
Other comprehensive income (loss), net of tax:
Defined benefit pension plans & other postretirement benefits	—	—
Comprehensive income, net	$2,583	$1,579

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended January 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,583	$1,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,252	5,054
Asset recovery	(7)	—
Recovery of restructuring charge	—	(65)
Amortization of deferred financing costs	75	87
Deferred income taxes	5	(14)
Stock-based compensation expense	187	209
Gain on sale of assets	—	18
Changes in operating assets and liabilities:
Accounts receivable	6,908	(3,057)
Inventories	1,265	(2,805)
Prepaids and other assets	(283)	305
Payables and other liabilities	(17,477)	(2,640)
Accrued income taxes	808	1,100
Net cash provided by operating activities	(1,684)	(229)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,769)	(1,983)
Acquisitions, net of cash acquired	(62,684)	—
Proceeds from sale of assets	7	137
Net cash used in investing activities	(68,446)	(1,846)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	(4,226)	—
Proceeds from long-term borrowings	78,850	4,900
Repayments of long-term borrowings	(4,300)	(2,600)
Payment of deferred financing costs	(307)	(40)
Proceeds from exercise of stock options	79	17
Net cash provided by in financing activities	70,096	2,277
Net increase (decrease) in cash and cash equivalents	(34)	202
Cash and cash equivalents at beginning of period	174	20
Cash and cash equivalents at end of period	$140	$222
Supplemental Cash Flow Information:
Cash paid for interest	$331	$289
Cash paid for income taxes	$61	$89